UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2003

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-49828	62-0935669
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. employer Identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

ITEM 7.	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of Pacer International, Inc. dated October 29, 2003

ITEM 12.	Results of Operations and Financial Condition

On October 29, 2003, Pacer International, Inc. issued a press release announcing its third quarter 2003 results. The press release is attached hereto as Exhibit 99.1. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measure is included in the press release.

The information set forth under “Item 12. Results of Operations and Financial Condition”, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated:	October 29, 2003	By:	/s/ Lawrence C. Yarberry

Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of Pacer International, Inc. dated October 29, 2003.